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                     Subsidiaries of the Company

Kansas City Southern Industries, Inc., a Delaware Corporation, has no parent.
All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated
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
                                                                                                      State or
                                                                       Percentage                other Jurisdiction
                                                                           of                     of Incorporation
                                                                        Ownership                  or Organization

Animal Resources, Inc. *(2)                                                   49%                  Missouri
BBOI Worldwide LLC * (6)                                                      50                   Delaware
Berger LLC (20)                                                               97                   Nevada
Berger/Bay Isle LLC * (6)                                                     50                   Delaware
Berger Distributors LLC (20)                                                 100                   Delaware
Canama Transportation (14)                                                   100                   Cayman
Islands
Caymex Transportation, Inc. (1)                                              100                   Delaware
DST Systems, Inc. *                                                           32                   Missouri
FAM UK Limited (16)                                                          100                   United
Kingdom
Fillmore Agency, Inc. (5)                                                    100                   Colorado
Fountain Investments, Inc.                                                   100                   Missouri
Fountain Investments UK (16)                                                 100                   United
Kingdom
Gateway Eastern Railway Company (12)                                         100                   Illinois
Gateway Western Railway Company (7)                                          100                   Illinois
Global Terminaling Services, Inc.
           (formerly Pabtex, Inc) (3)                                        100                   Delaware
Grupo Transportacion Ferroviaria
           Mexicana, S.A. de C.V. *(13)                                       37                   Mexico
Janus Capital Corporation                                                     82                   Colorado
Janus Capital International Ltd (5)                                          100                   Colorado
Janus Capital International (UK) Limited (23)                                100                   United
Kingdom
Janus Distributors, Inc. (5)                                                 100                   Colorado
Janus Service Corp. (5)                                                      100                   Colorado
Joplin Southern Corporation (11)                                              47                   Missouri
Joplin Union Depot *                                                          33                   Missouri
Joseph Nelson Limited (18)                                                   100                   United
Kingdom
Kansas City Southern Lines, Inc.                                             100                   Delaware
KC Terminal Railway (22)                                                       8                   Missouri
KCS Transportation Company (1)                                               100                   Delaware
Martec Pharmaceutical, Inc. *(2)                                              49                   Delaware
Mexrail, Inc. *(22)                                                           49                   Delaware
Mid-South Microwave, Inc. (1)                                                100                   Delaware
NAFTA Rail, S.A. de C.V. (14)                                                100                   Mexico
Nelson Investment Planning Limited (19)                                      100                   United
Kingdom
Nelson Investment Management Limited (18)                                    100                   United
Kingdom
Nelson Money Managers plc (17)                                                80                   United
Kingdom
North American Freight Transportation
 Alliance Rail Corporation (21)                                              100                   Delaware
Panama Canal Railway Company (15)                                             50                   Cayman
Islands
Port Arthur Bulk Marine Terminal Co. (9)                                      80                   Partnership
PVI, Inc.  100                                                          Delaware
Rice-Carden Corporation (1)                                                  100                   Missouri
Southern Capital Corporation, LLC *(22)                                       50                   Delaware


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                                                                                                   State or
                                                                       Percentage                other Jurisdiction
                                                                           of                     of Incorporation
                                                                        Ownership                  or Organization

Southern Development Company (1)                                             100                   Missouri
Southern Industrial Services, Inc. (21)                                      100                   Delaware
Stilwell Financial, Inc. (formerly FAM
           Holdings, Inc.)                                                   100                   Delaware
Stilwell Management, Inc. (formerly Berger
           Associates, Inc.)                                                 100                   Delaware
Taproot Limited (18)                                                         100                   United
Kingdom
The Kansas City Southern Railway Company (21)                                100                   Missouri
The Texas Mexican Railway Company *(8)                                       100                   Texas
TFM, S.A. de C.V. *(10)                                                       80                   Mexico
TransFin Insurance, Ltd. (21)                                                100                   Vermont
Trans-Serve, Inc. (3) (4)                                                    100                   Delaware
Veals, Inc. (21)                                                             100                   Delaware
Wyandotte Garage Corporation (21)                                             80                   Missouri


  *        Unconsolidated Affiliate, Accounted for Using the Equity Method

 (1)       Subsidiary of The Kansas City Southern Railway Company
 (2)       Subsidiary of PVI, Inc.
 (3)       Subsidiary of Southern Industrial Services, Inc.
 (4)       Conducting business as Superior Tie & Timber
 (5)       Subsidiary of Janus Capital Corporation
 (6)       Unconsolidated Affiliate of Stilwell Management, Inc.
 (7)       Subsidiary of KCS Transportation Company
 (8)       Subsidiary of Mexrail, Inc.
 (9)       Subsidiary of Rice-Carden Corporation
(10)       Subsidiary of Grupo TFM
(11)       Subsidiary of Southern Development Company
(12)       Subsidiary of Gateway Western Railway Company
(13)       Subsidiary of NAFTA Rail, S.A. de C.V.
(14)       Subsidiary of Caymex Transportation, Inc.
(15)       Subsidiary of Canama Transportation
(16)       Subsidiary of Stilwell Financial, Inc.
(17)       Subsidiary of FAM UK Limited
(18)       Subsidiary of Nelson Money Managers plc
(19)       Subsidiary of Joseph Nelson Limited
(20)       Subsidiary of Stilwell Management, Inc.
(21)       Subsidiary of Kansas City Southern Lines, Inc.
(22)       Unconsolidated affiliate of The Kansas City Southern Railway Company
(23)       Subsidiary of Janus Capital International Ltd


Subsidiaries and Affiliates not shown, if taken in the aggregate, would not constitute a significant subsidiary of the Company. Subsidiaries and affiliates of DST Systems, Inc. are not shown.

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